Exhibit 10.5
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

EXECUTION

AMENDMENT NO. 1
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of May 4, 2022 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and Rocket Mortgage, LLC (f/k/a Quicken Loans, LLC) (“Guarantor” and together with the Seller, the “Seller Parties” and each a “Seller Party”).

RECITALS

Buyer and Seller Parties are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller Parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller Parties hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Application of Payments from Seller Parties or Approved Investors.
Section 4.8 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

4.8 Application of Payments from Seller Parties or Approved Investors. Provided that no Event of Default has occurred and is continuing, payments made directly by a Seller Party or an Approved Investor to Buyer shall be applied in the following order of priority:
(a)    first, the outstanding Repurchase Price, in each case, on the Purchased Asset in connection with which the payment is made;

(b)    second, to all costs, expenses and fees incurred (to the extent reasonable, documented, and out-of-pocket) or charged by Buyer under this Agreement that are due and owing and related to the Transaction in connection with which the payment is made;

(c)    third, to any amounts due and owing to Buyer pursuant to Section 6.3;

(d)    fourth, to all costs, expenses and fees incurred (the extent reasonable, documented, and out-of-pocket) or charged by Buyer under this Agreement that are due and owing and not related to a specific Transaction; and

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(e)     fifth, to the amount of all other obligations then due and owing by Seller Parties to Buyer under this Agreement and the other Principal Agreements.

Buyer and Seller Parties intend and agree that all such payments shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8). After the settlement payments have been applied as set forth above, Buyer shall deposit in the Over/Under Account any amounts that remain.

SECTION 2. Alternative Rate. Section 4.14 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

4.14 Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary herein or in any other Principal Agreement:

(a) If Buyer determines (which determination shall be conclusive absent manifest error), or Seller Parties notify Buyer that Seller Parties have determined that: (i) adequate and reasonable means do not exist for ascertaining Term SOFR, including, without limitation because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Buyer or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Buyer, that will continue to provide Term SOFR after such specific date (the latest date on which Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely (the “Scheduled Unavailability Date”)), then, on a date and time determined by Buyer (any such date, the “Term SOFR Replacement Date”), which date shall be, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Principal Agreement with Daily Simple SOFR for any payment period for the Price Differential calculated that can be determined by Buyer, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Principal Agreement (the “Successor Rate”).

(b) If the Successor Rate is Daily Simple SOFR, all payments of the Price Differential will be payable on a monthly basis.

(c) (i) If prior to any Payment Date Buyer determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 4.14(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Buyer and Seller Parties may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 4.14 for the calculation of the Price Differential payable on such relevant Payment Date with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S.
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dollar denominated mortgage loan financing facilities for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Buyer from time to time in its sole good faith discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such proposed rate and adjustment shall become effective at 5:00 p.m. (New York City time) on the [***] Business Day after Buyer shall have posted such proposed rate and adjustment to Seller Parties.

(d) Buyer will promptly (in one or more notices) notify Seller Parties of (i) the implementation of any Successor Rate and (ii) the effective of any Conforming Changes.

(e) Any Successor Rate shall be applied consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Successor Rate shall be applied in a manner as otherwise determined by Buyer in its sole discretion.

(f) In connection with the implementation of a Successor Rate, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(g) Seller may, within [***] days of Buyer’s notification of the Successor Rate selected pursuant to Section 4.14(c), (i) give notice to Buyer of its good faith determination that the Successor Rate is not consistent with the successor rate of interest implemented by the majority of financial institutions similar to Buyer for assets similar to the Mortgage Loans in warehouse facilities in the United States similar to this Agreement and (ii) elect to terminate this Agreement on an elected termination date that is on or after the date the Successor Rate is effective (such date, the “Elected Facility Termination Date”). Upon such termination, (i) Buyer shall refund the pro-rated portion of any unpaid Facility Fee then due and owing from the date the Successor Rate is effective through and including the Elected Facility Termination Date and deposit such refund into the Over/Under Account and (ii) Seller shall have no further liability for the Facility Fee or to pay further installments thereof.

SECTION 3. Affirmative Covenants. Article 9 of the Existing Master Repurchase Agreement is hereby amended by adding the following new section 9.21 to the end thereof:

9.21 Remote Online Notarization. With respect to each Mortgage Loan that was originated using remote online notarization, upon Buyer’s request, Seller shall provide Buyer with a copy of any recordings of such remote online notarizations if such documentation is recorded, and ensure that any such recordings will be transferred to, or available for access by, Buyer or its designees upon the occurrence of an Event of Default hereunder.
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SECTION 4. Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

4.1 deleting the definitions of “Applicable Pricing Rate”, “Approved Investor”, “Daily Simple SOFR”, “Rebuttable Presumption Qualified Mortgage”, “SOFR”, and “Term SOFR” in their entirety and replacing them with the following:

Applicable Pricing Rate: With respect to any date of determination, the greater of (i) the Term SOFR or any Successor Rate and (ii) 0%. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.

Approved Investor: Any Agency, any private institution or Governmental Authority as approved by Buyer in its sole good faith discretion, purchasing such Underlying Assets or Mortgage-Backed Securities on a forward basis from a Seller Party pursuant to a Purchase Commitment; provided, however, that any disapproval of an Approved Investor shall not apply with respect to any Purchased Asset subject to an existing Transaction on the effective date of such disapproval, which shall be (i) [***] Business Days following receipt of written notice, or (ii) [***] days following receipt of written notice in the event of disapproval of all Approved Investors; provided further that no such prior written notice shall be required in the event of disapproval due to actual or reasonably suspected fraud or criminal activity on the part of such Approved Investor.

Daily Simple SOFR: With respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source), plus the SOFR Adjustment for such relevant period.

Rebuttable Presumption Qualified Mortgage: A Qualified Mortgage as defined in 12 CFR 1026.43(e) with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by the thresholds set forth in 12 CFR 1026.43(b)(4) or 12 CFR 1026.43(e)(2)(vi), as applicable.

SOFR: The secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

Term SOFR: The rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of the relevant period for the computation of the Price Differential, with a term equivalent to one month; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such relevant period.

4.2 adding the following definitions in their proper alphabetical order:
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CME: CME Group Benchmark Administration Limited.

Conforming Changes: With respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “SOFR”, “Term SOFR” and “Applicable Pricing Rate”, timing and frequency of determining rates and making payments of the Price Differential and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of Transaction requests and length of lookback periods) as may be appropriate, in the discretion of Buyer, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate(s) exists, in such other manner of administration as Buyer determines in good faith is necessary in connection with the administration of this Agreement and the other Principal Agreements).

Scheduled Unavailability Date: As defined in Section 4.14(a) of this Agreement.

SIFMA: The Securities Industry and Financial Markets Association.

SOFR Adjustment: As defined in the Transactions Terms Letter.

Successor Rate: As defined in Section 4.14(a) of this Agreement.

Term SOFR Replacement Date: As defined in Section 4.14(a) of this Agreement.

Term SOFR Screen Rate: The forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Buyer) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Buyer from time to time).

U.S. Government Securities Business Day: Any Business Day, except any Business Day on which any of the SIFMA, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

4.3 deleting the definitions of “Available Tenor”, “Benchmark”, “Benchmark Replacement”, “Benchmark Replacement Conforming Changes”, “Benchmark Transition Event”, “Early Opt-in Effective Date”, “Early Opt-in Election”, “One-Month LIBOR”, “Other Rate Early Opt-in”, “Relevant Governmental Body” and “SOFR Early Opt-in” and any and all uses thereof.

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SECTION 5. Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by adding the following new subsection (ppp) to the end thereof:

(ppp) Remote Online Notarization. If such Mortgage Loan was originated using remote online notarization, such Mortgage Loan complies with the requirements and/or guidelines of the Agencies related to remote online notarization.

SECTION 6. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 7. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller Parties.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD OT PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Bank of America, N.A., as Buyer

By: /s/ Adam Robitshek_________________      Name: Adam Robitshek
Title: Director

Signature Page to Amendment No. 1 to A&R Master Repurchase Agreement (BANA/Rocket)
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RCKT Mortgage SPE-A, LLC, as Seller

By: /s/ Brian Brown _________________ Name: Brian Brown
Title: Assistant Treasurer

Rocket Mortgage, LLC (f/k/a Quicken Loans, LLC), as Guarantor

By: /s/ Brian Brown _________________ Name: Brian Brown
Title: Treasurer

Signature Page to Amendment No. 1 to A&R Master Repurchase Agreement (BANA/Rocket)